                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO._____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

CHECK THE APPROPRIATE BOX:

[X]  Preliminary Proxy Statement        [ ]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
[ ]  Definitive Proxy Statement              RULE 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to
     Section 240.14a-12

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  ____________________________________________________________________________
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies: N/A

     2)   Aggregate number of securities to which transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     4)   Proposed maximum aggregate value of transaction: ___________________

     5)   Total fee paid: ___________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ___________________

     2)   Form, Schedule or Registration Statement No.: ___________________

     3)   Filing Party: ___________________

     4)   Date Filed: ___________________

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                       5350 LAKESHORE PARKWAY SOUTH DRIVE
                             INDIANAPOLIS, IN 46268

                                                       ___________________, 2005

Dear Stockholders:

     You are cordially invited to attend our Special Meeting of Stockholders, which will be held on ____________, 2005 at 10:00 a.m., local time, at the offices of Baker & Hostetler LLP, 65 East State Street, Suite 2100, Columbus, Ohio 43215.

     At that meeting, you will be asked to approve a Plan of Liquidation and Dissolution for Championship Auto Racing Teams, Inc. The Board of Directors has approved the Plan of Liquidation and Dissolution and believes that, if adopted, it will maximize stockholder value. Because of the uncertainties of finalizing settlements of our liabilities, it is impossible to predict with certainty the aggregate net values that will ultimately be distributed to our stockholders or the timing of distributions if the Plan of Liquidation or Dissolution is approved. However, it is anticipated that preliminary distribution will be remitted to our stockholders as soon as possible after stockholder approval has been obtained.

     Our Board of Directors believes that this proposal is in the best interest of Championship Auto Racing Teams, Inc. and our stockholders and urges you to vote in favor of this proposal.

     Whether or not you plan to attend the meeting, you are encouraged to read the enclosed Proxy Statement, carefully, and to sign and return the enclosed Proxy card, promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your Proxy.

     If you have shares in more than one name, or your stock is registered in more than one way, you may receive multiple copies of the Proxy materials. If so, please sign and return each Proxy card you receive so that all of your shares may be voted.

                                        Sincerely,


                                        ----------------------------------------
                                        Christopher R. Pook
                                        President and Chief Executive Officer

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                           5350 LAKEVIEW PARKWAY DRIVE
                           INDIANAPOLIS, INDIANA 46268

                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ________, 2005

                                   ----------

TO THE STOCKHOLDERS OF CHAMPIONSHIP AUTO RACING TEAMS, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Championship Auto Racing Teams, Inc., a Delaware corporation (the "Company" or "Championship"), will be held on _________, 2005, at 10:00 a.m. local time, at the offices of Baker & Hostetler LLP, at Suite 2100, 65 East State Street, Columbus, Ohio 43215 for the following purposes:

     1. To approve the Plan of Liquidation and Dissolution of Championship Auto Racing Teams, Inc., substantially in the form of Appendix A attached to the accompanying proxy statement, including the dissolution and liquidation of Championship contemplated thereby.

     2. To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

     Only stockholders of record at the close of business on ______, 2005, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

                                        By Order of the Board of Directors,


                                        ----------------------------------------
                                        Christopher R. Pook
                                        President and Chief Executive Officer

Indianapolis, Indiana
_______, 2005

                             YOUR VOTE IS IMPORTANT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO VOTE BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:   WHAT PROPOSALS WILL BE VOTED ON AT THE SPECIAL MEETING?

A:   The following proposal will be voted on at the Special Meeting:

     - The proposal to be voted on is whether to approve the Plan of Liquidation and Dissolution of Championship Auto Racing Teams, Inc., substantially in the form of Appendix A attached to the accompanying proxy statement ("Plan of Dissolution"), including the dissolution and liquidation of the Company contemplated thereby.

Q:   WHAT WILL HAPPEN IF THE PLAN OF DISSOLUTION IS RATIFIED AND APPROVED?

A: If the Plan of Dissolution is approved, we will file a certificate of dissolution with the Delaware Secretary of State, which will dissolve the Company, complete the liquidation of our remaining assets, satisfy our remaining obligations and make distributions to our stockholders of available liquidation proceeds. See "Proposal No. 1--To Approve the Plan of Dissolution--Principal Provisions of the Plan."

Q:   WHEN WILL STOCKHOLDERS RECEIVE ANY PAYMENT FROM OUR LIQUIDATION?

A: Subject to stockholder approval of the Plan of Dissolution, we anticipate that an initial distribution of liquidation proceeds will be made to our stockholders sometime in late 2005 or early 2006. Thereafter, as we liquidate our remaining assets and properties, we will distribute available liquidation proceeds, if any, to stockholders as the Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed over a period of three years in accordance with Delaware law. See "Proposal No. 1--To Approve the Plan of Dissolution--Liquidating Distributions; Nature; Amount; Timing."

Q: WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM OUR LIQUIDATION?

A: It is not possible to predict with certainty the aggregate net amount that will ultimately be distributed to our stockholders should the Plan of Dissolution be approved. As of August 31, 2005, we had approximately $5.1 million of cash and cash equivalents and total liabilities and anticipated expenses of approximately $1 million. We anticipate continuing to use cash in the next several months for a number of items, including, but not limited to, the following:

     -    ongoing operating expenses;

     -    expenses incurred in connection with the liquidation;

     -    professional, legal, consulting and accounting fees.

     We currently estimate that the amount ultimately distributed to our stockholders will be approximately $0.24 to $0.28 per share. See "Proposal No. 1--To Approve the Plan of Dissolution--General."

Q:   WHAT WILL HAPPEN IF THE PLAN OF DISSOLUTION IS NOT APPROVED?

A: If the Plan of Dissolution is not approved, we will continue to operate the Company until we can liquidate the Company by a subsequent vote of the stockholders or by other methods such as a judicial liquidation or bankruptcy.

Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting. A majority of the outstanding shares entitled to vote must be represented at the meeting to enable the Company to conduct business at the meeting. See "Information Concerning Solicitation and Voting."

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before proxies are voted at the meeting. You can change your vote in one of three ways. First, you can send a written notice via registered mail to our President and Chief

     Executive Officer, Christopher R. Pook, at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to us. Third, you can attend the Special Meeting and vote in person. See "Information Concerning Solicitation and Voting."

Q: IF MY CHAMPIONSHIP SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL THE BROKER VOTE THE SHARES ON MY BEHALF?

A: A broker will vote Championship shares only if the holder of these shares provides the broker with instructions on how to vote. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," will not be voted in favor of such matter. The proposal to approve the Plan of Dissolution requires the affirmative vote of a majority of our outstanding shares entitled to vote to be approved by our stockholders. Accordingly, broker non-votes will have the effect of a vote against the proposal. We encourage all stockholders whose shares are held in street name to provide their brokers with instructions on how to vote. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

Q:   CAN I STILL SELL MY SHARES OF CHAMPIONSHIP COMMON STOCK?

A: Yes. Our common stock is now traded on the Over-the-Counter Bulletin Board and is no longer listed on the New York Stock Exchange. The OTCBB is a quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. We anticipate that we will request that our common stock be delisted from the OTCBB immediately prior to the filing of the Certificate of Dissolution with the Delaware Secretary of State, which (subject to stockholder approval of the Plan of Dissolution) we anticipate will occur on or around ________, 2005. In addition, we will close our stock transfer books and discontinue recording transfers of shares of our common stock at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. See "Proposal No. 1--To Approve the Plan of Dissolution--Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts."

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the Special Meeting or the proposal to be voted on at the Special Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact our Chief Financial Officer, Thomas L. Carter, at (317) 715-4196. Our public filings can also be accessed at the Securities and Exchange Commission's web site at www.sec.gov.

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                           5350 LAKEVIEW PARKWAY DRIVE
                           INDIANAPOLIS, INDIANA 46268

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON ________, 2005

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Championship Auto Racing Teams, Inc, a Delaware corporation (the "Company" or "Championship"), for use at our Special Meeting of Stockholders to be held on __________, 2005 at 10:00 a.m. local time, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the offices of Baker & Hostetler LLP. Our telephone number at our principal executive offices is (317) 715-4196.

     These proxy solicitation materials were mailed on or about _______, 2005 to all stockholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND VOTING SECURITIES

     Stockholders of record as of the record date, ______________, 2005, are entitled to notice of and to vote at the Special Meeting. As of the record date, 14,718,134 shares of our common stock were issued and outstanding, and no shares of our preferred stock were outstanding.

REVOCABILITY OF PROXIES

     Execution of a proxy will not in any way affect a stockholder's right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice delivered to our President and Chief Executive Officer, Christopher R. Pook, at our principal executive offices at any time before it is exercised by completing and submitting a new proxy card or by voting in person at the Special Meeting.

VOTING AND SOLICITATION

     Each share of common stock outstanding as of the record date will be entitled to one vote and stockholders may vote in person or by proxy. At the Special Meeting, a proposal to approve the Plan of Dissolution of Championship, including the dissolution and liquidation of Championship contemplated thereby, will be presented. Our Board of Directors knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation by our directors, officers or regular employees. We will not pay any additional compensation to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Abstentions are included in the number of shares present or represented at the Special Meeting.

     Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," and shares which abstain from voting as to a particular matter, will not be voted in favor of such matter. The proposal to approve the Plan of Dissolution requires the affirmative vote of a majority of our outstanding shares. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to approve the Plan of Dissolution. Broker non-votes will be counted for purposes of determining the absence or presence of a quorum. We encourage all stockholders whose shares are held in street name to provide their brokers with instructions on how to vote.

                   CAUTION AGAINST FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements, including statements concerning the value of our net assets, the anticipated liquidation value per share of common stock as compared to its market price absent the proposed liquidation, the timing and amounts of distributions of liquidation proceeds to stockholders, and the likelihood of stockholder value resulting from the sale of certain of our significant assets. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the risk that we may incur additional liabilities, that the sale of our non-cash assets could be lower than anticipated, and that the settlement of our liabilities could be higher than expected, all of which would substantially reduce the distribution to our stockholders. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                                 PROPOSAL NO. 1

                       TO APPROVE THE PLAN OF DISSOLUTION

GENERAL

     Our Board of Directors is proposing the Plan of Dissolution for approval by our stockholders at the Special Meeting. The Plan was approved by the Board of Directors, subject to stockholder approval, on _______, 2005. A copy of the Plan of Dissolution is attached as Appendix A to this proxy statement. Certain material features of the Plan are summarized below. WE ENCOURAGE YOU TO READ THE PLAN OF DISSOLUTION IN ITS ENTIRETY.

     After approval of the Plan of Dissolution, our activities will be limited to:

     - filing a Certificate of Dissolution with the Secretary of State of the State of Delaware and thereafter remaining in existence as a non-operating entity for three years (or such loner period as permitted by law);

     -    selling any of our remaining assets;

     -    paying our creditors;

     - establishing a contingency reserve for payment of our expenses and liabilities;

     -    preparing to make distributions to our stockholders;

     - complying with the Securities and Exchange Commission reporting requirements; and

     -    completing tax filings.

     Delaware law provides that, following the dissolution of Championship, the Board of Directors may take such actions as it deems necessary in furtherance of the winding up of Championship's operations and affairs.

     As of August 31, 2005, we had approximately $5.1 million of cash and cash equivalents and our total liabilities and anticipated expenses were approximately $1 million. In addition to satisfying the liabilities on the balance sheet, we have used and anticipate continuing to use cash in the next several months for a number of items, including, but not limited to, the following:

     -    ongoing operating expenses;

     -    expenses incurred in connection with the liquidation;

     -    professional, legal, consulting and accounting fees.

     We currently estimate that the amount ultimately distributed to our stockholders will be approximately $0.24 to $0.28 per share. The distribution to our stockholders may be reduced by additional liabilities we may incur, a final decision on how much we should retain for unanticipated expenses, and the ultimate settlement amounts of our liabilities. See "Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan of Dissolution."

     Our Board of Directors may, at any time, turn our management over to a third party to complete the liquidation of our remaining assets and distribute the proceeds from the sale of assets to our stockholders pursuant to the Plan of Dissolution. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of our assets, liabilities and obligations. Our Board of Directors may appoint one or more of its members, one or more of our officers or a third party to act as trustee or trustees of such liquidating trust. If, however, all of our assets are not distributed within three years after the date our Certificate of Dissolution is filed with the Delaware Secretary of State, we will transfer our remaining assets to one or more liquidating trusts if we have not already done so.


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     During the liquidation of our assets, we may pay our officers, director, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See "Possible Effects of the Approval of the Plan upon the Directors and Executive Officers."

     The following resolution will be offered at the Special Meeting:

     "RESOLVED, THAT THE PLAN OF LIQUIDATION AND DISSOLUTION BE APPROVED AND THAT THE OFFICERS OF THE COMPANY ARE HEREBY AUTHORIZED AND DIRECTED TO TAKE SUCH ACTIONS AS THEY DEEM NECESSARY AND APPROPRIATE IN FURTHERANCE OF THIS RESOLUTION."

BACKGROUND AND REASONS FOR THE PLAN OF DISSOLUTION

     Through our subsidiary CART, Inc., we owned, operated and sanctioned through the 2003 season the open-wheel motorsports series known in 2003 as the "Bridgestone Presents the Champ Car World Series Powered by Ford." CART, Inc. was responsible for organizing, marketing and staging each of the races in the Champ Car World Series. In February 2004, we completed the sale of substantially all of our operating assets owned by CART, Inc. to Open Wheel Racing Series, LLC. ("Open Wheel"). Most of our employees resigned and accepted employment with Open Wheel, and we ceased operations.

     On December 16, 2003, CART, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court Southern Division of Indiana (In Re: CART, Inc., Case #03-23385-FJO-11). CART, Inc. operated as debtor in possession under the Bankruptcy Court in order to wind up its affairs. The bankruptcy plan was confirmed on September 24, 2004. Pursuant to the CART, Inc. Plan of Dissolution, on November 23, 2004, all remaining CART, Inc. assets and liabilities were transferred to the CART Liquidation Trust to be held, pending allowance or disallowance of disputed claims, and distributed to holders of allowed claims. All claims, both disputed and non-disputed, at the CART, Inc. level have been resolved. We have been operating the Company during this period of time to assist in resolution of all claims at the CART, Inc. level, reducing or resolving claims at the Company level and preparing the Company for liquidation. We believe that we are now in a position to ask the stockholders of the Company to vote on the dissolution and liquidation of the Company.

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PLAN

     There are many factors that our stockholders should consider when deciding whether to vote to approve the Plan of Dissolution. Such factors include those risk factors set forth below:

     WE CANNOT ASSURE YOU OF THE AMOUNT, IF ANY, OF ANY DISTRIBUTION TO OUR STOCKHOLDERS UNDER THE PLAN OF DISSOLUTION.

     Dissolution and liquidation may not create value to our stockholders or result in any remaining capital for distribution to our stockholders. We cannot assure you of the precise nature and amount of any distribution to our stockholders pursuant to the Plan of Dissolution. Uncertainties as to the precise amount of our liabilities or claims make it difficult to predict with certainty the aggregate net value, if any, ultimately distributable to our stockholders.

     We entered into a long-term lease for the property we occupied in Indianapolis, Indiana. In connection with the bankruptcy of CART, Inc., we sublet property for the remainder of the term to Open Wheel. However, we remain liable on that lease, and in the event that Open Wheel does not honor its obligations, we remain liable on such lease, which has future lease payments as of March 31, 2005 of $1,700,000 and expires on October 31, 2010. We are in the process of attempting to resolve this potential claim, and if it cannot be resolved before the Plan of Dissolution is adopted by the stockholders, we will reserve some amount for any potential liability on behalf of the Company.

     In addition, we received a preliminary distribution from CART, Inc. in connection with its bankruptcy. Depending on the outcome of litigation of a claim in bankruptcy against CART, Inc., we could be required to refund all or a portion of the distribution we have reserved for this possibility.

     OUR STOCKHOLDERS COULD VOTE AGAINST THE PLAN OF DISSOLUTION.

     Our stockholders could vote against the Plan of Dissolution. If we do not obtain stockholder approval of the Plan of Dissolution, we would have to continue our business operations from a difficult position, in light of our announced intent to liquidate and dissolve.

     WE WILL CONTINUE TO INCUR CLAIMS, LIABILITIES AND EXPENSES WHICH WILL REDUCE THE AMOUNT AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS.

     Claims, liabilities and expenses from operations (such as operating costs, salaries, directors' and officers' insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses) will continue to be incurred as we winding down. These expenses will reduce the amount of assets available for distribution to stockholders. If available cash and amounts received on the sale of non-cash assets are not sufficient to provide for our obligations, liabilities, expenses and claims, we may not be able to distribute meaningful cash, or any cash at all, to our stockholders.

     DISTRIBUTION OF ASSETS, IF ANY, TO OUR STOCKHOLDERS COULD BE DELAYED.

     Our Board of Directors has not established a firm timetable for distributions to our stockholders. However, the Board of Directors intends, subject to contingencies inherent in winding down our business, to make such distributions as promptly as practicable. We are currently unable to predict the precise timing of any distribution. The timing of any distribution will depend on and could be delayed by, among other things, claim settlements with creditors. Additionally, a creditor could seek an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed were needed to provide for the payment of our liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for distribution to our stockholders.

     IF WE FAIL TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF OUR EXPENSES AND LIABILITIES, OUR STOCKHOLDERS COULD BE HELD LIABLE FOR PAYMENT TO OUR CREDITORS OF EACH SUCH STOCKHOLDER'S PRO RATA SHARE OF AMOUNTS OWED TO CREDITORS IN EXCESS OF THE CONTINGENCY RESERVE, UP TO THE AMOUNT ACTUALLY DISTRIBUTED TO SUCH STOCKHOLDER.

     If the Plan of Dissolution is approved by our stockholders, we will file a Certificate of Dissolution with the State of Delaware dissolving Championship. Pursuant to the Delaware General Corporation Law, we will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under the Delaware General Corporation Law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities but have made distributions to stockholders during this three-year period, each stockholder could be held liable for payment to our creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder.

     However, the liability of any stockholder would be limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts) in the dissolution. Accordingly, in such event a stockholder could be required to return all distributions previously made to such stockholder following the filing of the Certificate of Dissolution with the Delaware Secretary of State. In such event, a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by us will be adequate to cover any expenses and liabilities. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

     OUR STOCK TRANSFER BOOKS WILL CLOSE ON THE DATE WE FILE THE CERTIFICATE OF DISSOLUTION WITH THE DELAWARE SECRETARY OF STATE, AFTER WHICH IT WILL NOT BE POSSIBLE FOR STOCKHOLDERS TO PUBLICLY TRADE OUR STOCK.

     We will close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, referred to as the "final record date." Thereafter, certificates representing our common stock shall not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and, after the final record date, any distributions made by us shall be made solely to the stockholders of record at the close of business on the final record date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

     WE WILL CONTINUE TO INCUR THE EXPENSES OF COMPLYING WITH PUBLIC COMPANY REPORTING REQUIREMENTS.

     We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act," even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend to, after filing our Certificate of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. We anticipate that, if such relief were granted, we will continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require. However, the Securities and Exchange Commission may not grant any such relief.

     OUR COMMON STOCK HAS BEEN DELISTED FROM THE NEW YORK STOCK EXCHANGE.

     Our common stock was delisted from the New York Stock Exchange. Our common stock is now traded on the Over-the-Counter Bulletin Board. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. As a result of our common stock being listed on the OTCBB, rather than the New York Stock Exchange, your ability to resell your shares of our common stock has been and will continue to be adversely affected.

POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN OF DISSOLUTION UPON DIRECTORS AND EXECUTIVE OFFICERS

     Following the filing of the Certificate of Dissolution with the Delaware Secretary of State, we will continue to indemnify each of our current and former directors and officers to the extent required under Delaware law and our Certificate of Incorporation and Bylaws as in effect immediately prior to the filing of the Certificate of Dissolution. In addition, we intend to maintain our current directors' and officers' insurance policy through November 2005.

     Other than as set forth above, it is not currently anticipated that our liquidation will result in any material benefit to any of our executive officers or to directors who participated in the vote to adopt the Plan of Dissolution.

PRINCIPAL PROVISIONS OF THE PLAN OF DISSOLUTION

     The Plan of Dissolution provides that, following the filing of the Certificate of Dissolution with the Delaware Secretary of State, the Board of Directors will liquidate our assets in accordance with applicable provisions of the Delaware General Corporation Law, including Sections 280 and 281. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at its option, instruct our officers to make reasonable provisions to pay all claims and obligations of the Company, or to follow the procedures set forth in Sections 280 and 281 of the Delaware General Corporation Law which instruct such officers to:

     If deemed necessary by the Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to a trust established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by its trustees. If all of our assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of our dissolution, we will transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a trust. Any of such trusts is referred to in this proxy statement as the "liquidating trust." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to the liquidating trust, we would distribute, pro rata to the holders of our capital stock, beneficial interests in any such liquidating trust.

     It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The Plan of Dissolution provides that the Board of Directors may appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingent Reserves; Liquidation Trust."

     After the final record date, we will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase common stock must exercise such instruments or rights prior to the final record date. See "Listing and Trading of the Common Stock and Interests in the Liquidation Trust or Trusts" and "Final Record Date" below.

     Following approval of the Plan of Dissolution by our stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving Championship. Our dissolution will become effective, in accordance with the Delaware General Corporation Law, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the Delaware General Corporation Law, we will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized.

ABANDONMENT; AMENDMENT

     Under the Plan of Dissolution, the Board of Directors may modify, amend or abandon the plan, notwithstanding stockholder approval, to the extent permitted by the Delaware General Corporation Law. We will not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approvals under the Delaware General Corporation Law or the Federal securities laws without complying with the Delaware General Corporation Law and the Federal securities laws.

LIQUIDATING DISTRIBUTIONS; NATURE; AMOUNT; TIMING

     The Board of Directors has not established a firm timetable for distributions to stockholders if the Plan of Dissolution is approved by the stockholders. However, the Board of Directors intends, subject to contingencies inherent in winding up our business, to make such distributions as promptly as practicable. We expect that any distributions to the stockholders will be in the form of cash.

     The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to our stockholders or to a liquidating trust. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the final record date, and after such date, any distributions made by us shall be made solely to stockholders of record on the close of business on the final record date, except to reflect permitted transfers. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan of Dissolution. The actual nature, amount and timing of all distributions will be determined by the Board of Directors or a trustee designated by the Board, in its sole discretion, and will depend in part upon our ability to settle our significant remaining liabilities and obligations. See "Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan."

     In lieu of satisfying all of our liabilities and obligations prior to making distributions to our stockholders, we may instead reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidation Trust."

     Uncertainties as to the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following stockholder approval of the Plan of Dissolution. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while a precise estimate of those expenses cannot currently be made, management and the Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash and other assets to our stockholders will be reduced and could be eliminated. See "Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan."

     Following is a table showing management's estimate of cash proceeds and outlays and of our ultimate distribution to stockholders as of the date of this proxy statement. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. See "Factors to be Considered by Stockholders in Deciding Whether to Approve the Plan" for a discussion of the risk factors related to the Plan of Dissolution and any potential proceeds which we may be able to distribute to stockholders.

                     ESTIMATED DISTRIBUTION TO STOCKHOLDERS

Cash and Cash Equivalents as of August 31, 2005                                $ 5,064,000
Estimated Cash Proceeds and Outlays
Operating cash use September 2005 through November 2005(1)                     $   450,000
Accounts Receivable and Interest Income(2)                                     $    15,000
Accounts Payable(3)                                                            $    37,000
Professional Fees (attorneys, accountants, trustee, other)(4)                  $   300,000
Wind-Up Expenses                                                               $   200,000
Estimated Cash to Distribute to Stockholders                                   $ 4,092,000
Estimated Cash to Distribute to Stockholders with a $500,000 reserve.          $ 3,592,000
Shares Outstanding as of June 30, 2005                                          14,718,134
Estimated Per Share Distribution                                        Low    $      0.24
                                                                        High   $      0.28

----------
(1) Estimated operating expenses for the period June 30, 2005 through November 30, 2005 for personnel, facilities and other expenses to conduct the windup operations of Championship but exclusive of all other line items specifically allocated in the table above.

(2) Estimated cash to be generated from accounts receivable and Interest income.

(3) Estimated cash use for the payment of accounts payable. As of August 31, 2005, Championship had $37,000 of accounts payable.

(4) Estimated cash use for professional fees related to the liquidation and dissolution of the business as well as ongoing SEC reporting requirements. The estimate includes $200,000 in legal fees and $100,000 in accounting, trustee and other professional fees related to our dissolution.

CONDUCT OF CHAMPIONSHIP FOLLOWING ADOPTION OF THE PLAN OF DISSOLUTION

     Following approval of the Plan of Dissolution by our stockholders, our activities will be limited to (1) selling any of our remaining assets, (2) terminating any of our remaining commercial agreements, relationships or outstanding obligations, (3) establishing a contingency reserve for payment of our expenses and liabilities, including liabilities incurred but not paid or settled prior to approval of the Plan of Dissolution, and (4) distributing our assets in accordance with the Plan of Dissolution. Following the approval of the Plan of Dissolution by our stockholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and Bylaws, including for actions taken in connection with the Plan of Dissolution and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover our indemnification obligations under the Plan of Dissolution.

     Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome. If the Plan of Dissolution is ratified and approved, in order to curtail expenses, we will, after filing our Certificate of Dissolution, seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require.

CONTINGENT LIABILITIES; CONTINGENCY RESERVE; LIQUIDATING TRUST

     Under the Delaware General Corporation Law, we are required, in connection with our dissolution, to pay or make reasonable provision for payment of all of our liabilities and obligations. Following the approval of the Plan of Dissolution by our stockholders, we will pay all expenses and fixed and other known liabilities, or set aside as a contingency reserve, cash and other assets which we believe to be adequate for payment thereof. We are currently unable to estimate with precision the amount of any contingency reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

     The actual amount of the contingency reserve will be based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside experts and review of our estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, product warranty obligations, estimated legal, accounting and consulting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in our financial statements, and reserves for litigation expenses. There can be no assurance that the contingency reserve in fact will be sufficient. We have not made any specific provision for an increase in the amount of the contingency reserve. Subsequent to the establishment of the contingency reserve, we will distribute to our stockholders any portions of the contingency reserve which we deem no longer to be required. After the liabilities, expenses and obligations for which the contingency reserve is established have been satisfied in full, we will distribute to our stockholders any remaining portion of the contingency reserve.

     If deemed necessary, appropriate or desirable by the Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts, or other structure we deem appropriate, established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by its trustees. The Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Board of Directors determines that it would not be in the best interests of us and our stockholders for such assets to be distributed directly to the stockholders at such time. If all of our assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, we must transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to such a liquidating trust.

     The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying our liabilities, if any, assumed by the trust, to our stockholders. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities which remain unsatisfied. If the contingency reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

     The Plan of Dissolution authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our stockholders.

     We may decide to use a liquidating trust or trusts, and the Board of Directors believes the flexibility provided by the Plan of Dissolution with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between us and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. The transfer to the trust and distribution of interests therein to our stockholders would enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of our common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of our common stock in order to receive the interests.

     It is further anticipated that pursuant to the trust agreements:

     - a majority of the trustees would be required to be independent of our management;

     - approval of a majority of the trustees would be required to take any action; and

     - the trust would be irrevocable and would terminate after, the earliest of (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

     UNDER THE DELAWARE GENERAL CORPORATION LAW, IN THE EVENT WE FAIL TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF OUR EXPENSES AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE AND THE ASSETS HELD BY THE LIQUIDATING TRUST OR TRUSTS BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND PAYABLE IN RESPECT OF EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE REPAYMENT TO CREDITORS OUT OF THE AMOUNTS THERETOFORE RECEIVED BY SUCH STOCKHOLDER FROM US OR FROM THE LIQUIDATING TRUST OR TRUSTS OF SUCH STOCKHOLDER'S PRO RATA SHARE OF SUCH EXCESS.

     If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of the liquidating trust or trusts, a creditor of ours could seek an injunction against the making of distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.

FINAL RECORD DATE

     We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the final record date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the final record date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur on or after the final record date. See "Listing and Trading of the Common Stock and Interests in the Liquidation Trust or Trusts" below.

REPORTING REQUIREMENTS

     All liquidating distributions from us or a liquidating trust on or after the final record date will be made to stockholders according to their holdings of common stock as of the final record date. Subsequent to the final record date, we may at our election require stockholders to surrender certificates representing their shares of the common stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by us or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

LISTING AND TRADING OF THE COMMON STOCK AND INTERESTS IN THE LIQUIDATING TRUST OR TRUSTS

     Our common stock is now traded on the Over-the-Counter Bulletin Board. The OTCBB is a quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. We anticipate that we will request that our common stock be delisted from the OTCBB on the final record date. We also currently intend to close our stock transfer books on the final record date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after the final record date.

     Thereafter, our stockholders will not be able to transfer their shares. It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the Board of Directors' and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws.

     The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Material United States Federal Income Tax Consequences"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

ABSENCE OF APPRAISAL RIGHTS

     Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan of Dissolution.

REGULATORY APPROVALS

     No United States Federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material United States Federal income tax consequences affecting our stockholders that are anticipated to result from the receipt of distributions pursuant to our dissolution and liquidation. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of our stockholders subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, and persons who acquired their Championship stock upon exercise of stock options or in other compensatory transactions). It also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations,

Internal Revenue Service rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The following discussion has no binding effect on the Internal Revenue Service or the courts and assumes that we will liquidate in accordance with the Plan of Dissolution in all material respects.

     No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax consequences of the Plan of Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to us and our stockholders from the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances.

     Federal Income Taxation of Championship. After the approval of the Plan of Dissolution and until the liquidation is completed, we will continue to be subject to Federal income taxation on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the fair market value of the consideration received for each asset over our adjusted tax basis in the asset sold. In addition, although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, we may recognize gain upon such distribution of property. We will be treated as if we had sold any such distributed property to the distributee-stockholder for its fair market value on the date of the distribution.

     Federal Income Taxation of our Stockholders. Amounts received by stockholders pursuant to the Plan of Dissolution will be treated as full payment in exchange for their shares of our common stock. Stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of property, if any, distributed to them, and (2) their tax basis for their shares of our common stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

     A stockholder's gain or loss will be computed on a "per share" basis. If we make more than one liquidating distribution, each liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year.

     Although we currently do not intend to make distributions of property other than cash, in the event of a distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

     After the close of its taxable year, we will provide stockholders and the Internal Revenue Service with a statement of the amount of cash distributed to our stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the Internal Revenue Service will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

     If a stockholder is required to satisfy any liability of ours not fully covered by our contingency reserve (see "Contingent Liabilities; Contingency Reserve; Liquidation Trust"), payments by stockholders in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

     Liquidating Trusts. If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for Federal income tax purposes as if the stockholder had received a distribution directly from us. The liquidating trust or trusts themselves will not be subject to Federal income tax. After formation of the liquidating trust or trusts, the stockholders must take into account for Federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

     THE TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. WE RECOMMEND THAT EACH STOCKHOLDER CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

EFFECT OF LIQUIDATION

     THE METHODS USED BY THE BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUES OF OUR POTENTIAL LIABILITIES ARE INEXACT AND MAY NOT APPROXIMATE VALUES ACTUALLY INCURRED. OUR ASSESSMENT ASSUMES THAT ESTIMATES OF OUR LIABILITIES AND OPERATING COSTS ARE ACCURATE, BUT THOSE ESTIMATES ARE SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND OUR CONTROL AND ALSO DO NOT REFLECT ANY CONTINGENT OR UNMATURE LIABILITIES THAT MAY MATERIALIZE OR MATURE. FOR ALL THESE REASONS, ACTUAL NET PROCEEDS DISTRIBUTED TO STOCKHOLDERS IN LIQUIDATION MAY BE SIGNIFICANTLY LESS THAN THE ESTIMATED AMOUNT DISCUSSED IN THIS PROXY STATEMENT. MOREOVER, NO ASSURANCE CAN BE GIVEN THAT ANY AMOUNTS TO BE RECEIVED BY OUR STOCKHOLDERS IN LIQUIDATION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH OUR COMMON STOCK HAS RECENTLY TRADED OR MAY TRADE IN THE FUTURE.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PLAN OF DISSOLUTION IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL. IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information with respect to beneficial ownership of our common stock as of the record date (except as otherwise indicated), by: (i) each person who is known by us to own beneficially more than five percent of our common stock; (ii) each of our current executive officers and each other individual who was one of our five most highly compensated executive officers during 2004; (iii) our sole director; and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

     Applicable percentage ownership in the following table is based on the sum of 14,718,134 shares of common stock outstanding as of the record date and the number of shares of common stock issuable to entities and individuals indicated below pursuant to their options and exercisable within 60 days of the record date, of which there are none.

                                   AGGREGATE NUMBER    PER CENT OF
                                       OF SHARES          SHARES
        NAME AND ADDRESS          BENEFICIALLY OWNED   OUTSTANDING
        ----------------          ------------------   -----------
Gerald R. Forsythe (1)                 3,377,400          22.95%
Forsythe Racing, Inc.
Indeck Energy Services, Inc.
1111 South Willis Avenue
Wheeling, IL 60090

FMR Corp. (2)                          1,471,600           9.99%
Edward C. Johnson, III
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Couchman Partners, L.P.                1,369,000           9.30%
James Frett Building
P. O. Box 761
Wickhams Cay 1, Road Town
Tortola, British Virgin Islands

Jonathan P. Vannini (3)                1,255,000           8.53%
828 Irwin Drive
Hillsborough, CA 94010

Gryphon Master Fund L.P. (4)             884,400            6.0%
500 Crescent Court, Suite 270
Dallas, TX 75201

Wheatons Holdings Limited (5)            920,900            6.3%
17485 McLaren Road
Caledon Ontario
Canada LON 1C0

Kellogg Capital Group, LLC (6)           759,700            5.2%
14 Wall Street, 27th Floor
New York, NY 10005

----------
(1)  We have received this information regarding share ownership from the
     Schedule 13D/A that was filed with the SEC on September 12, 2002, and subsequent Form 4 filed with the SEC in February 2003. Mr. Forsythe has agreed to vote and exchange all shares he or his affiliated entities has acquired in excess of 15% of the outstanding stock consistent with the recommendations of the Board of Directors of Championship Auto Racing Teams, Inc. on all strategic matters for a period of three years from September 12, 2002.

(2)  We have received this information regarding share ownership from the
     Schedule 13G/A that was filed with the SEC on February 17, 2004.

(3)  We have received this information regarding share ownership from the
     Schedule 13D/A that was filed with the SEC on November 29, 2001.

(4)  We have received this information regarding share ownership from the
     Schedule 13G/A that was filed with the SEC on February 9, 2004.

(5)  We have received this information regarding share ownership from the
     Schedule 13G that was filed with the SEC on August 15, 2003.

(6)  We have received this information regarding share ownership from the
     Schedule 13G that was filed with the SEC on February 8, 2005.

     The following table shows the amount of common stock of Championship Auto Racing Teams, Inc. beneficially owned (unless otherwise indicated) by the sole director of Championship Auto Racing Teams, Inc. the executive officers of Championship Auto Racing Teams, Inc. named in the Summary Compensation Table, and the sole director and executive officers of Championship Auto Racing Teams, Inc. as a group. Except as otherwise indicated, all information is as of August 31, 2005.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of August 31, 2005 through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his/her spouse) with respect to the shares set forth in the following table.

                                                          AMOUNT AND         PERCENT OF
                                                           NATURE OF           SHARES
                      NAME                           BENEFICIAL OWNERSHIP   OUTSTANDING
                      ----                           --------------------   -----------
Christopher R. Pook...............................          0                    *
Thomas L. Carter..................................      3,000   Direct           *
Sole director and executive officers as a group...      3,000   Direct           *

----------
*    Represents less than 1% of the Company's outstanding common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. The Company believes that during fiscal 2004, its executive officers and directors complied with all
Section 16(a) filing requirements. In making this statement, the Company has relied upon the written representations of its directors and officers.

     The following table sets forth certain information with respect to each director and executive officer of the Company as of August 31, 2005:

                                    PRINCIPAL OCCUPATION DURING         DIRECTOR
              NAME                      THE LAST FIVE YEARS       AGE     SINCE
              ----                  ---------------------------   ---   --------
Christopher R. Pook,               Mr. Pook has served as          65    January
   President and Chief Executive   President and CEO of the               2002
   Officer, Director               Company since December 2001.
                                   Prior to joining the
                                   Company, Mr. Pook served as
                                   President of the Grand Prix
                                   Association of Long Beach,
                                   Inc., a subsidiary of Dover
                                   Downs, Entertainment, Inc.

Thomas L. Carter                   Mr. Carter was elected Chief    50    -----
   Chief Financial Officer         Financial Officer in October
                                   2000 and was first named
                                   Vice President of Finance
                                   and Administration of CART,
                                   Inc. in March 1998 after
                                   serving as Director of
                                   Finance since February 1997.
                                   Mr. Carter is a certified
                                   public accountant.

EXECUTIVE COMPENSATION

     The following table discloses compensation received by each person who served as CART's Chief Executive Officer during 2004 and its other four most highly paid executive officer for the fiscal year ended December 31, 2004, as well as their compensation for the fiscal years ended December 31, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                                    AWARDS
                                                                          -------------------------
                                        ANNUAL                            SECURITIES
                                     COMPENSATION              OTHER      UNDERLYING
    NAME AND PRINCIPAL       ---------------------------      ANNUAL       OPTIONS/      ALL OTHER
         POSITION               SALARY ($)     BONUS ($)   COMPENSATION    SARSE (#)   COMPENSATION
--------------------------   ---------------   ---------   ------------   ----------   ------------
Christopher R. Pook (1)      2004   $455,000    $      0        (2)               0     $28,745(3)
   President and CEO         2003   $450,000    $ 67,000                          0     $29,792
                             2002   $375,000    $169,000                    250,000     $20,000
Thomas L. Carter (1)         2004   $215,000    $      0        (2)               0     $ 8,550(3)
   Chief Financial Officer   2003   $210,000    $      0                          0     $10,747
                             2002   $210,000    $      0                     40,000     $ 5,330

(1) Mr. Pook and Mr. Carter have entered into employment agreements whereby they will be paid an annual base salary of $450,000 and $210,000 respectively through June 30, 2005. Mr. Pook has agreed to reduce his salary and benefits to $15,769.25 per month for July 1, 2005, until we complete our dissolution. Mr. Carter has agreed to reduce his salary and benefits to $12,692.25 per month commencing July 1, 2005, until we complete our dissolution.

(2) The aggregate amount of perquisite compensation to be reported herein is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer. No other annual compensation was paid or payable to the named executive officers in the years indicated.

(3) Includes the payment of term life insurance premiums on behalf of the named executive officer, as follows: Mr. Pook ($17,365); and Mr. Carter ($900). Includes the contributions to 401(k) plans on behalf of the named executive officers, as follows: Mr. Pook ($538) and Mr. Carter ($714). Includes car allowance to the named executive officers, as follows: Mr. Pook ($6,600) and Mr. Carter ($6,600). Also includes the payment of premiums for disability insurance on behalf of Mr. Pook in the amount of $4,242 and Mr. Carter of $336.

     Currently, there are only two employees of the Company. Christopher Pook, the sole Director, President and CEO of the Company, amended his employment agreement on January 30, 2004. In the amendment, Mr. Pook agreed to waive all of his potential payments related to a proposed change of control of Championship. If a change of control did occur, Mr. Pook may have been entitled to a payment equal to three times his current compensation and would receive additional benefits. Under the amended agreement, Mr. Pook continued to be employed as President and CEO of the Company through December 18, 2004. In December of 2004, Mr. Pook's employment agreement was extended by the Company through June 30, 2005. Mr. Pook has agreed to reduce his salary and benefits to $15,769.25 per month commencing July 1, 2005 until we complete our dissolution.

     Mr. Carter entered into an amendment to his employment agreement with the Company effective February 9, 2004. Mr. Carter agreed to retain his position as Chief Financial Officer, Vice President of Finance, Chief

Accounting Officer, and Treasurer through December 31, 2004. In December of 2004, Mr. Carter's employment agreement was extended by the Company through June 30, 2005. Mr. Carter has agreed to reduce his salary and benefits to $12,692.25 per month for July 1, 2005 until we complete our dissolution.

     Because Mr. Pook is the sole Director of the Company, there is no longer a Compensation Committee. Mr. Pook's initial amended employment agreement was approved by the Compensation Committee which was in place at the time the amendment to the employment agreement was entered into. There was no such approval for the further amendments.

RETENTION OF CERTAIN KEY PERSONNEL.

     The success of the Plan of Dissolution depends in large part upon our ability to retain the services of Christopher R. Pook as the sole director, president and chief executive officer and Thomas L. Carter, chief financial officer. Both Mr. Pook and Mr. Carter have continued to work for Championship in order to wind up its affairs and complete its dissolution. Neither Mr. Pook nor Mr. Carter asked for, nor did they receive, any retention payments as incentive to retain their services during this difficult period of time. If the dissolution is not voted on favorably by our stockholders, it is anticipated that both Mr. Pook and Mr. Carter will resign their positions, and we will be required to hire new personnel or a service company to attempt to liquidate and dissolve the Company in the future. This would be much more costly than the orderly dissolution that we are presenting to our stockholders.

                        OPTION GRANTS IN LAST FISCAL YEAR

     We did not grant any options during 2004. Mr. Pook and Mr. Carter each cancelled their outstanding options effective March 31, 2005.


                          AGGREGATE OPTION EXERCISES IN
                        LAST FISCAL YEAR AND FISCAL YEAR-
                                END OPTION VALUES

     The following table provides information on option exercises in 2004 by each of the named executive officers and the values of each of such officer's unexercised options at December 31, 2004. Mr. Pook and Mr. Carter each cancelled their outstanding options effective March 31, 2005.

                                                 NUMBER OF SECURITIES
                      NUMBER OF                       UNDERLYING             VALUE OF UNEXERCISED IN-
                        SHARES                  UNEXERCISED OPTIONS AT         THE-MONEY OPTIONS AT
                       ACQUIRED                     FISCAL YEAR-END            FISCAL YEAR-END (1)
                          ON        VALUE    ---------------------------   ---------------------------
        NAME           EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----          ---------   --------   -----------   -------------   -----------   -------------
Christopher R. Pook       0           0        616,666         83,334           0              0
Thomas L. Carter          0           0         96,667         13,333           0              0

(1) The value of unexercised options is based upon the difference between the exercise price and the average of the high and low market prices on December 31, 2004 of $0.14.

                       DIRECTOR COMPENSATION ARRANGEMENTS

     Mr. Pook is the sole member of the board of directors and does not receive additional director compensation.

EQUITY COMPENSATION PLAN INFORMATION

     There are no outstanding options, warrants or rights under equity compensation plans as of March 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have historically entered into transactions with related parties, because several of our directors and one of our significant stockholders are team owners. Since we are not engaged in an active business in 2005, it is not anticipated that there will be any additional material transactions with affiliates. There were no material transactions with affiliates in 2004, other than completion of the Bankruptcy Plan and performance by the Company of its obligations under the Asset Purchase Agreement and the Sanction Agreement.

OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

     In conjunction with this proxy statement, we are sending you a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Reports on Form 10-Q for the first three quarters of 2005. Our Annual and Quarterly Reports, including our selected financial data, supplementary financial information, management's discussions and analysis of financial condition and results of operations, and quantitative and qualitative disclosure about market risk and is hereby incorporated by reference into this proxy.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ CHRISTOPHER R. POOK
                                        ----------------------------------------
                                        CHRISTOPHER R. POOK
                                        President and Chief Executive Officer

                                   APPENDIX A

                       PLAN OF LIQUIDATION AND DISSOLUTION
                                       OF
                      CHAMPIONSHIP AUTO RACING TEAMS, INC.

This Plan of Liquidation and Dissolution (the "Plan of Dissolution") is intended to accomplish the complete liquidation and dissolution of Championship Auto Racing Teams, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law (the "DGCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. EFFECTIVE DATE. The Board of Directors of the Company (the "Board") has adopted this Plan of Dissolution and called a special meeting (the "Meeting") of the Company's stockholders (the "Stockholders") to approve the Plan of Dissolution. If Stockholders holding a majority of the Company's outstanding common stock, (the "Common Stock"), vote for the adoption of this Plan of Dissolution at the Meeting, the Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan of Dissolution if the Meeting is adjourned to a later date (the "Adoption Date").

     2. CESSATION OF BUSINESS ACTIVITIES. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan of Dissolution. No later than thirty
(30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

     3. CONTINUING EMPLOYEES AND CONSULTANTS. For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the Board, such employees and consultants as the Board deems necessary or desirable to supervise the dissolution.

     4. LIQUIDATION PROCESS. From and after the Adoption Date, the Company shall complete the following corporate actions:

          (a) LIQUIDATION OF ASSETS. The Company shall determine whether and when to (i) transfer the Company's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 7 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders, without any further vote or action by the Company's stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

          (b) PAYMENT OF OBLIGATIONS. The Company, as determined by the Board of Directors, (i) pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suite or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

          (c) CONTINGENT CLAIMS. Without limiting the flexibility of the Board of Directors, the Board of Directors may, at its option, instruct the officers of the company to follow the procedures set forth in Sections 280 and 281 of the DGCL that inter alia instruct such officers to: (i) give notice of the dissolution to all persons having a claim against the Company and provide for the rejection of any such claims in accordance with Section 280 of the DGCL; (ii) offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL; (iii) petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (A) claims that are the subject of pending litigation against the Company, and (B) claims that have not been made known to the Company at the time of dissolution, but are likely to arise or become known within five
     (5) years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL; (iv) pay, or make adequate provision for payment of all claims made against the Company and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Dissolution in accordance with Section 280 of the DGCL; and (v) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 28 of the DGCL.

          (d) DISTRIBUTIONS TO STOCKHOLDERS. The Company shall distribute pro rata to the Stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board or the Trustees (as defined in Section 7 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan of Dissolution.

     5. CANCELLATION OF STOCK. The distributions to the Stockholders pursuant to Sections 4, 7 and 8 hereof shall be in complete cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date on which the Company files its Certificate of Dissolution under the DGCL and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

     6. ABANDONED PROPERTY. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 7 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

     7. LIQUIDATING TRUST. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under one or more liquidating trusts (each a "Trust'), any assets of the Company which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 4 of this Plan of Dissolution. Any such conveyance to the Trustees shall be in trust for the Stockholders of the Company. The Company, subject to this Section and as authorized by the Board, in its absolute discretion, may enter into one or more liquidating trust agreements with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan of Dissolution by a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

     8. TIMING OF DISTRIBUTION. Whether or not a Trust shall have been previously established pursuant to Section 7, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the Company prior to ___________, 2005 then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 7.

     9. CERTIFICATE OF DISSOLUTION. After the Adoption Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the DGCL.

     10. STOCKHOLDER CONSENT TO SALE OF ASSETS. Adoption of this Plan of Dissolution by holders of a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan of Dissolution.

     11. EXPENSES OF DISSOLUTION. In connection with and for the purposes of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan of Dissolution.

     12. COMPENSATION. In connection with and for the purpose of implementing and assuring completion of this Plan of Dissolution, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan of Dissolution. Adoption of this Plan of Dissolution by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

     13. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Certificate of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan of Dissolution and the winding up of the affairs of


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
the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder, including seeking an extension of time and coverage of the Company's insurance policies currently in effect.

     14. MODIFICATION OR ABANDONMENT OF THE PLAN OF DISSOLUTION. Notwithstanding authorization or consent to this Plan of Dissolution and the transactions contemplated hereby by the Stockholders, the Board may modify, amend or abandon this Plan of Dissolution and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the DGCL.

     15. AUTHORIZATION. The Board of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan of Dissolution and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                  FORM OF PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

PROXY

The undersigned stockholder of Championship Auto Racing Teams, Inc. (the "Company"), hereby acknowledges receipt of the Notice of a Special Meeting of Stockholders and Proxy Statement, each dated ________, ____, 2005, and hereby appoints Christopher R. Pook and Thomas L. Carter as proxies with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on ___________, ___ 2005, at 10:00 a.m., local time, at the offices of Baker & Hostetler LLP, located at 65 East State Street, Suite 2100, Columbus, Ohio 43215, and at any adjournments(s) or postponements(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matter set forth below:

PROPOSAL NO. 1. APPROVAL AND ADOPTION OF PLAN OF LIQUIDATION AND DISSOLUTION

[ ] FOR                          [ ] AGAINST                         [ ] ABSTAIN

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      SEE REVERSE SIDE

NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF, IF NO CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PLAN OF LIQUIDATION.

DATED: ____________, 2005

                                        ----------------------------------------
                                        PRINTED NAME(S) EXACTLY AS SHOWN ON
                                        STOCK CERTIFICATE


                                        ----------------------------------------
                                        (SIGNATURE)


                                        ----------------------------------------
                                        (SIGNATURE)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by its President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


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